Exhibit 99.1

CITI TRENDS ANNOUNCES FIRST QUARTER 2014 RESULTS

First quarter 2014 earnings per share of $0.61 compared with $0.42 last year

Comparable store sales increased 4.2% in first quarter

SAVANNAH, GA (May 21, 2014) — Citi Trends, Inc. (NASDAQ: CTRN) today reported results for the first quarter of fiscal 2014.

Financial Highlights — First quarter ended May 3, 2014

Total sales in the first quarter ended May 3, 2014 increased 3.4% to $188.0 million compared with $181.8 million in the first quarter ended May 4, 2013.  Comparable store sales increased 4.2% in the quarter.

The Company had net income of $9.1 million, or $0.61 per diluted share, in the first quarter of 2014 compared with $6.2 million, or $0.42 per diluted share, in last year’s first quarter.

Investor Conference Call and Webcast

Citi Trends will host a conference call today at 9:00 a.m. ET.  The number to call for the live interactive teleconference is (212) 231-2908.  A replay of the conference call will be available until May 28, 2014, by dialing (402) 977-9140 and entering the passcode, 21705726.

The live broadcast of Citi Trends’ conference call will be available online at the Company’s website, www.cititrends.com, as well as http://www.cititrends.com/http/ircititrendscom, beginning today at 9:00 a.m. ET.  The online replay will follow shortly after the call and will be available for replay for one year.

During the conference call, the Company may discuss and answer questions concerning business and financial developments and trends that have occurred after quarter-end.  The Company’s responses to questions, as well as other matters discussed during the conference call, may contain or constitute information that has not been disclosed previously.

About Citi Trends

Citi Trends, Inc. is a value-priced retailer of urban fashion apparel and accessories for the entire family.  The Company operates 505 stores located in 29 states.  Citi Trends’ website address is www.cititrends.com.  CTRN-E

Forward-Looking Statements

All statements other than historical facts contained in this news release, including statements regarding our future financial results and position, business policy and plans and objectives of management for future operations, are forward-looking statements that are subject to material risks and uncertainties.  The words “believe,” “may,” “could,” “plans,” “estimate,” “continue,” “anticipate,” “intend,” “expect” and similar expressions, as they relate to Citi Trends, are intended to identify forward-looking statements.  Statements with respect to earnings guidance are forward-looking statements.  Investors are cautioned that any such forward-looking statements are subject to the finalization of the Company’s quarterly financial and accounting procedures, are not guarantees of future performance or results and are inherently subject to risks and uncertainties, some of which cannot be predicted or quantified. Actual results or developments may differ materially from those included in the forward-looking statements as a result of various factors which are discussed in Citi Trends, Inc. filings with the Securities and Exchange Commission.  These risks and uncertainties include, but are not limited to, uncertainties relating to economic conditions, growth risks, consumer spending patterns, competition within the industry, competition in our markets and the ability to anticipate and respond to fashion trends.  Any forward-looking statements by the Company, with respect to earnings guidance or otherwise, are intended to speak only as of the date such statements are made.  Except as required by applicable law, including the securities laws of the United States and the rules and regulations of the Securities and Exchange Commission, Citi Trends does not undertake to publicly update any forward-looking statements in this news release or with respect to matters described herein, whether as a result of any new information, future events or otherwise.

Contact:	Bruce Smith	Ed Anderson
	Chief Financial Officer	Chairman & Chief Executive Officer
	(912) 443-2075	(912) 443-3705

CITI TRENDS, INC.

CONDENSED CONSOLIDATED STATEMENTS OF INCOME

(unaudited)

(in thousands, except per share data)

	Thirteen Weeks Ended	Thirteen Weeks Ended
	May 3, 2014	May 4, 2013
	(unaudited)	(unaudited)
Net sales	$188,016	$181,828

Cost of sales (exclusive of depreciation shown separately below)	(114,767)	(114,505)
Selling, general and administrative expenses	(53,975)	(51,908)
Depreciation	(5,160)	(5,595)
Asset impairment	—	(27)
Income from operations	14,114	9,793
Interest income	53	68
Interest expense	(48)	(47)
Income before income taxes	14,119	9,814
Income tax expense	5,040	3,650
Net income	$9,079	$6,164

Basic net income per common share	$0.61	$0.42
Diluted net income per common share	$0.61	$0.42

Weighted average shares used to compute basic net income per share	14,901	14,752
Weighted average shares used to compute diluted net income per share	14,902	14,753

CITI TRENDS, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(unaudited)

(in thousands)

	May 3, 2014	May 4, 2013
	(unaudited)	(unaudited)
Assets:
Cash and cash equivalents	$81,433	$64,065
Short-term investment securities	7,345	16,249
Inventory	112,720	108,509
Prepaid and other current assets	16,885	17,269
Property and equipment, net	52,960	69,202
Long-term investment securities	19,096	1,769
Other noncurrent assets	7,483	4,575
Total assets	$297,922	$281,638

Liabilities and Stockholders’ Equity:
Accounts payable	$51,603	$40,498
Accrued liabilities	26,210	26,325
Other current liabilities	5,158	3,101
Noncurrent liabilities	6,814	9,513
Total liabilities	89,785	79,437

Total stockholders’ equity	208,137	202,201
Total liabilities and stockholders’ equity	$297,922	$281,638